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For Immediate Release

Morgan Stanley Reports Second Quarter Results

Record Quarterly Earnings per Share from Continuing Operations of $1.85, Up 115%;
Record Net Revenues of $8.9 Billion, Up 48%;
Record Net Revenues in Institutional Securities and Discover

NEW YORK, June 21, 2006 -- Morgan Stanley (NYSE:MS) today reported net income for the second quarter ended May 31, 2006 of $1,957 million, up 111 percent from the second quarter of 2005 and 25 percent above the first quarter of 2006. Net revenues (total revenues less interest expense and the provision for loan losses) were a record $8.9 billion, 48 percent above last year’s second quarter. Non-interest expenses of $5.8 billion increased 24 percent from last year, primarily resulting from increased compensation costs. Diluted earnings per share were $1.86 compared with $0.86 in the second quarter of 2005 and the annualized return on average common equity for the second quarter was 25.1 percent compared with 13.1 percent a year ago.

For the first six months of 2006, net income was $3,518 million, a 51 percent increase from $2,330 million a year ago. Net revenues rose 35 percent to $17.4 billion and non-interest expenses increased 26 percent to $11.8 billion. Diluted earnings per share were $3.33 compared with $2.15 a year ago. The annualized return on average common equity was 23.1 percent compared with 16.4 percent a year ago.

Business Highlights

•	Institutional Securities achieved record net revenues of $5.7 billion, up 71 percent from the same period last year, and record income before taxes of $2.3 billion, up 179 percent.
•	Equity achieved the highest sales and trading revenues and equity underwriting revenues in six years. These strong sales and trading results included record results in Prime Brokerage.
•
Fixed income delivered sales and trading revenues of $2.4 billion, up 95 percent from the same period last year and the second highest ever. This increase reflected record results in credit products and the second best quarter ever in commodities.

•	Global Wealth Management Group achieved its highest net revenues since the first quarter of 2001.

•
Asset Management launched nine new products this quarter, including international funds and institutional and alternative products. The division also appointed a new head of alternative investments and acquired hedge fund Oxhead Capital Management.

•
Discover achieved record net revenues of $1.2 billion and record income before taxes of $541 million as it continued to benefit from improvements in underlying credit quality and low bankruptcies following last fall's spike in bankruptcy filings.  Discover also announced the launch of the Discover Business Card, targeting small businesses and leveraging Discover's core Cashback Bonus® rewards feature.

John J. Mack, Chairman and CEO, said, "I could not be more pleased with the outstanding results the employees of Morgan Stanley delivered in the second quarter. Building on our strong momentum in recent quarters, the Firm posted record revenues of $8.9 billion and ROE of 25 percent. We have seen improvement in all of our businesses, with the Firm achieving four straight quarters of improving PBT, and particularly robust results in the first six months of this year. We are continuing to make significant progress in executing on our plan to drive improved growth, margins and ROE. There is still a great deal of work to be done, but we are moving aggressively on many fronts and we see significant opportunities to create shareholder value."

INSTITUTIONAL SECURITIES

Institutional Securities posted record income before taxes1 of $2,267 million, up 179 percent from $813 million in the second quarter of 2005. Record net revenues of $5.7 billion were 71 percent higher, driven by strong results across all businesses. The quarter’s pre-tax margin was 40 percent, compared with 24 percent in last year’s second quarter.

•	Advisory revenues were $385 million, an 8 percent increase from last year’s second quarter.
•
Underwriting revenues were $670 million, a 77 percent increase from last year’s second quarter. Equity underwriting revenues increased 156 percent to $371 million and fixed income underwriting revenues rose 28 percent to $299 million.

•
Fixed income sales and trading net revenues were $2.4 billion, a 95 percent increase over the second quarter of 2005 and the second best quarter. The increase was broad-based, driven by record revenues in credit products and strong performance in commodities. Credit products benefited from significantly improved performance in corporate credit trading following a weak second quarter of 2005 and continuing strong results in residential and commercial securitized products. The higher revenues in commodities were primarily attributable to results in electricity and natural gas. Interest rate & currency products were up slightly, benefiting from strong customer flows and higher foreign exchange trading revenue.

1  Represents income from continuing operations before losses from unconsolidated investees, taxes and cumulative effect of an accounting change.

•
Equity sales and trading net revenues were $1.7 billion, an increase of 54 percent from last year and the second best quarter on record. Increased client flows across both the cash and derivatives markets drove revenues higher, particularly in Europe and Asia. Trading revenues were also significantly higher. Prime Brokerage financed higher client balances for the 13th consecutive quarter, which contributed to record revenues for the business.

•
Investment revenues were $595 million compared with $226 million in the second quarter of last year and included significant gains from investments in the Company’s real estate funds, Grifols S.A., Wacker Chemie AG and NYSE Group, Inc.

•
The Company’s aggregate average trading VaR was $96 million compared with $87 million in the second quarter of 2005 and $84 million in the first quarter of 2006. Total aggregate average trading and non-trading VaR was $106 million compared with $99 million in the second quarter of 2005 and $94 million in the first quarter of 2006. At quarter end, the Company’s aggregate trading VaR was $83 million, and the aggregate trading and non-trading VaR was $88 million.

•	Non-interest expenses were $3.5 billion, a 37 percent increase from a year ago reflecting increased compensation costs primarily resulting from higher net revenues. Non-compensation expenses were relatively flat as higher expenses resulting from increased levels of business activity were offset by lower charges for legal and regulatory matters.

For the first five months of calendar 2006, the Company ranked second in global completed M&A with a 30 percent market share, fifth in global announced M&A with a 24 percent market share, second in global IPOs with a 10 percent market share, third in global equity and equity-related issuances with a 9 percent market share and fifth in global debt issuance with a 6 percent market share.2

GLOBAL WEALTH MANAGEMENT GROUP

Global Wealth Management Group’s pre-tax income for the second quarter was $157 million, a 33 percent increase compared with $118 million in the second quarter of last year. The quarter's pre-tax margin was 11 percent compared with 10 percent in last year’s second quarter.

•
Net revenues of $1.4 billion were up 14 percent from a year ago, reflecting higher revenues from transactional and fee-based products, as well as higher net interest revenue primarily resulting from the bank deposit sweep program.

2  Source: Thomson Financial -- for the period January 1, 2006 to May 31, 2006.

•	Investment revenues were $26 million in the quarter primarily reflecting gains from the investment in NYSE Group, Inc.
•	Non-interest expenses were up 12 percent to $1.2 billion, reflecting increased compensation due in part to higher revenues as well as severance-related costs.
•
Total client assets were $639 billion, a 4 percent increase from last year’s second quarter. Client assets in fee-based accounts rose 15 percent to $190 billion over the last 12 months and increased as a percentage of total assets to a record 30 percent from 27 percent.

•
The number of global representatives at quarter-end was 8,179. This reflects planned sales force reductions of approximately 1,500 completed both during this quarter and in the third quarter of 2005 and attrition.

•	Average annualized revenue and total client assets per global representative increased to $653 thousand and $78 million, respectively, both records.

ASSET MANAGEMENT

Asset Management’s pre-tax income was $224 million, a 28 percent increase from $175 million in the second quarter of 2005. The quarter’s pre-tax margin was 31 percent compared with 27 percent a year ago. Net revenues rose 13 percent compared with the second quarter of 2005, reflecting higher private equity revenues. Non-interest expenses increased 7 percent to $499 million as higher compensation levels were partly offset by lower non-compensation expenses. Excluding results from the private equity business, pre-tax income decreased 12 percent driven by higher compensation levels, and the pre-tax margin was 25 percent compared with 29 percent last year.

Assets under management or supervision at May 31, 2006 were $440 billion, up $24 billion, or 6 percent, from a year ago. The increase resulted from market appreciation partly offset by customer out-flows. Institutional assets rose $3 billion during the second quarter and $33 billion over the past 12 months to $250 billion. Retail assets decreased $5 billion during the quarter and $9 billion from a year ago to $190 billion. The percent of the Company’s long-term fund assets performing in the top half of the Lipper rankings was 48 percent over one year, 63 percent over three years, 76 percent over five years and 81 percent over 10 years.

DISCOVER

Discover’s second quarter pre-tax income was a record $541 million on a managed basis, up 106 percent from $263 million in the second quarter of 2005. Record net revenues of $1,191 million were 34 percent higher than last year’s second quarter. The quarter’s pre-tax margin was 45 percent compared with 30 percent a year ago. The current quarter includes the results of the Goldfish credit card business, which was acquired in February 2006.

•	Net sales volume was a record $24.0 billion, a 14 percent increase from a year ago, reflecting increased cardmember usage and the acquisition of the Goldfish credit card business.
•	Managed credit card loans of $48.5 billion were up 4 percent from a year ago and up 1 percent from the end of the first quarter.
•
Managed merchant, cardmember and other fees were $541 million, up 12 percent from a year ago. The increase was primarily due to higher merchant discount and other revenues, partially offset by higher cardmember rewards. The increase in merchant discount revenue was primarily driven by record sales activity.

•	The provision for consumer loan losses on a managed basis was $372 million, down 35 percent from last year, reflecting significantly lower bankruptcy charge offs and improved credit quality.
•
Managed net interest income increased $7 million from a year ago, reflecting higher average loans, partially offset by a narrowing of the interest rate spread as a higher yield was more than offset by a higher cost of funds.

•	Non-interest expenses increased 4 percent to $650 million, primarily due to higher compensation and operating expenses associated with the Goldfish credit card business.
•
The credit card net charge-off rate was 3.30 percent, 164 basis points lower than last year’s second quarter and 176 basis points lower than this year’s first quarter. The managed credit card over-30-day delinquency rate was 3.29 percent, a decrease of 61 basis points from the second quarter of 2005. The managed credit card over-90-day delinquency rate was 1.53 percent, 30 basis points lower than a year ago.

OTHER MATTERS

The quarter’s results reflect an increase in the Company’s annual effective tax rate from 33.0 percent in the first quarter to 35.0 percent, primarily resulting from lower estimated tax credits.

On March 24, 2006, the Company completed the sale of its aircraft leasing business.

As of May 31, 2006, the Company repurchased approximately 22 million shares of its common stock since the end of fiscal 2005. The Company also announced that its Board of Directors declared a $0.27 quarterly dividend per common share. The dividend is payable on July 31, 2006 to common shareholders of record on July 14, 2006.

Total capital as of May 31, 2006 was $145.7 billion, including $35.7 billion of common shareholders’ equity and junior subordinated debt issued to capital trusts. Book value per common share was $30.09, based on 1.1 billion shares outstanding.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 600 offices in 30 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

A financial summary follows. Additional financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.morganstanley.com.

# # #

(See Attached Schedules)

The information above contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A and “Certain Factors Affecting Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s
Quarterly Report on Form 10-Q for the quarter ended February 28, 2006 and in other items throughout the Form 10-K, Form 10-Q and the Company’s 2006 Current Reports on Form 8-K.

MORGAN STANLEY
Quarterly Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:				Six Months Ended		Percentage
	May 31, 2006	May 31, 2005	Feb 28, 2006	May 31, 2005		Feb 28, 2006		May 31, 2006	May 31, 2005	Change
Net revenues
Institutional Securities	$5,726	$3,340	$5,474	71%		5%		$11,200	$7,355	52%
Global Wealth Management Group	1,402	1,228	1,284	14%		9%		2,686	2,466	9%
Asset Management	723	642	695	13%		4%		1,418	1,338	6%
Discover	1,191	888	1,089	34%		9%		2,280	1,847	23%
Intersegment Eliminations	(98)	(67)	(59)	(46%	)	(66%	)	(157)	(137)	(15%	)
Consolidated net revenues	$8,944	$6,031	$8,483	48%		5%		$17,427	$12,869	35%

Income before taxes (1)
Institutional Securities	$2,267	$813	$1,754	179%		29%		$4,021	$1,890	113%
Global Wealth Management Group	157	118	23	33%		*		180	471	(62%	)
Asset Management	224	175	172	28%		30%		396	462	(14%	)
Discover	541	263	479	106%		13%		1,020	617	65%
Intersegment Eliminations	(13)	25	19	(152%	)	(168%)		6	49	(88%	)
Consolidated income before taxes	$3,176	$1,394	$2,447	128%		30%		$5,623	$3,489	61%

Earnings per basic share: (2)
Income from continuing operations	$1.92	$0.88	$1.56	118%		23%		$3.48	$2.15	62%
Discontinued operations	$0.01	$-	$(0.03)	*		133%		$(0.02)	$-	*
Cumulative effect of accounting change (3)	$-	$-	$-	-		-		$-	$0.05	*
Earnings per basic share	$1.93	$0.88	$1.53	119%		26%		$3.46	$2.20	57%

Earnings per diluted share: (2)
Income from continuing operations	$1.85	$0.86	$1.50	115%		23%		$3.35	$2.10	60%
Discontinued operations	$0.01	$-	$(0.03)	*		133%		$(0.02)	$-	*
Cumulative effect of accounting change (3)	$-	$-	$-	-		-		$-	$0.05	*
Earnings per diluted share	$1.86	$0.86	$1.47	116%		27%		$3.33	$2.15	55%

Average common shares outstanding
Basic	1,013,241,715	1,053,812,487	1,020,041,181					1,016,756,096	1,061,632,036
Diluted	1,054,733,745	1,079,811,172	1,061,764,798					1,056,493,761	1,084,988,764
Period end common shares outstanding	1,071,786,172	1,086,652,691	1,070,407,513					1,071,786,172	1,086,652,691

Return on average common equity
from continuing operations	25.0%	13.8%	21.6%					23.3%	16.9%
Return on average common equity	25.1%	13.1%	21.1%					23.1%	16.4%

(1)	Represents consolidated income from continuing operations before losses from unconsolidated investees, taxes, gain/(loss) from discontinued operations and cumulative effect of accounting change.
(2)	Summation of the quarters' earnings per common share may not equal the annual amounts due to the averaging effect of the number of share and share equivalents throughout the year.
(3)	Represents the effects of the adoption of SFAS 123R in the first quarter of fiscal 2005.
Note:	Certain reclassifications have been made to prior period amounts to conform to the current presentation.

MORGAN STANLEY
Quarterly Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:				Six Months Ended		Percentage
	May 31, 2006	May 31, 2005	Feb 28, 2006	May 31, 2005		Feb 28, 2006		May 31, 2006	May 31, 2005	Change

Investment banking	$1,132	$814	$982	39%		15%		$2,114	$1,635	29%
Principal transactions:
Trading	3,735	1,794	3,067	108%		22%		6,802	3,640	87%
Investments	690	226	314	*		120%		1,004	379	165%
Commissions	1,005	824	929	22%		8%		1,934	1,648	17%
Fees:
Asset management, distribution and admin.	1,333	1,246	1,279	7%		4%		2,612	2,450	7%
Merchant, cardmember and other	277	318	289	(13%	)	(4%	)	566	626	(10%	)
Servicing and securitizations income	651	423	596	54%		9%		1,247	917	36%
Interest and dividends	10,114	6,035	10,549	68%		(4%	)	20,663	11,878	74%
Other	125	121	114	3%		10%		239	226	6%
Total revenues	19,062	11,801	18,119	62%		5%		37,181	23,399	59%
Interest expense	9,988	5,561	9,481	80%		5%		19,469	10,186	91%
Provision for consumer loan losses	130	209	155	(38%	)	(16%	)	285	344	(17%	)
Net revenues	8,944	6,031	8,483	48%		5%		17,427	12,869	35%

Compensation and benefits	3,723	2,622	4,183	42%		(11%	)	7,906	5,476	44%
Occupancy and equipment	237	232	232	2%		2%		469	564	(17%	)
Brokerage, clearing and exchange fees	340	276	292	23%		16%		632	536	18%
Information processing and communications	365	349	347	5%		5%		712	691	3%
Marketing and business development	298	298	238	-		25%		536	555	(3%	)
Professional services	538	438	434	23%		24%		972	817	19%
Other	267	422	310	(37%	)	(14%	)	577	992	(42%	)
September 11th related insurance recoveries, net	0	0	0	-		-		0	(251)	*
Total non-interest expenses	5,768	4,637	6,036	24%		(4%	)	11,804	9,380	26%

Income from continuing operations before losses
from unconsolidated investees, taxes
and cumulative effect of accounting change	3,176	1,394	2,447	128%		30%		5,623	3,489	61%
Losses from unconsolidated investees	103	67	69	54%		49%		172	140	23%
Provision for income taxes	1,124	396	784	184%		43%		1,908	1,069	78%
Income from continuing operations	1,949	931	1,594	109%		22%		3,543	2,280	55%
Discontinued operations
Gain/(loss) from discontinued operations	14	(5)	(55)	*		125%		(42)	2	*
Income tax benefit/(provision)	(6)	2	22	*		(127%	)	17	(1)	*
Gain/(loss) from discontinued operations	8	(3)	(33)	*		124%		(25)	1	*
Cumulative effect of accounting change (1)	0	0	0	-		-		0	49	*
Net income	$1,957	$928	$1,561	111%		25%		$3,518	$2,330	51%

Return on average common equity
from continuing operations	25.0%	13.8%	21.6%					23.3%	16.9%
Return on average common equity	25.1%	13.1%	21.1%					23.1%	16.4%
Compensation and benefits as a % of net revenues	42%	44%	49%					45%	43%

(1)	Represents the effects of the adoption of SFAS 123R in the first quarter of fiscal 2005.
Note:	Certain reclassifications have been made to prior period amounts to conform to the current presentation.